Exhibit No. 16.1	Page 1
The X-Change Corporation
File No.   002-41703
Form 8 -K
Report date: April 25, 2013

Letterhead of S. W. Hatfield, CPA

April 25, 2013

U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Gentlemen:

On April 25, 2013, this Firm received the final draft copy of a Current Report on Form 8-K to be filed by The X-Change Corporation (SEC File #002-41703, CIK #54424) (Company) reporting an Item 4.01 - Changes in Registrant’s Certifying Accountant.

We have no disagreements with the statements made in the draft Form 8-K,  Item 4.01 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA
Dallas, Texas

Exhibit No. 16.1	Page 2
The X-Change Corporation
File No.   002-41703
Form 8 -K
Report date: April 25,2013

Letterhead of S. W. Hatfield, CPA

April 25, 2013

Board of Directors
The X-Change Corporation
3741 Bloomington Street, Suite 4
Colorado Springs CO 80922

RE:	The X-Change Corporation
SEC File #: 002-41703
CIK #: 54424

Gentlemen:

Pursuant to the terms and conditions agreed upon in our acceptance of the engagement, which was contingent upon receipt of certain specific representations from management, Cannabis Science, Inc. and dupetit Natural Products GmbH,  to audit the financial statements of The X-Change Corporation as of and for the year ended December 31, 2012, we hereby resign as your auditor of record concurrent with the filing of your Form 10-K for the year ended December 31, 2012.

Further, by copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between The X-Change Corporation (SEC File #002-41703, CIK #54424) has ceased.

Yours truly,
S. W. HATFIELD, CPA

  /s/ S. W. Hatfield, CPA

cc:	Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission Mail Stop 9-5 100 F Street, NE Washington, DC 20549-2001 202-551-5300 202-772-9252 (fax)